Exhibit 99.B9(c)(iv)



                               AMENDMENT NO. THREE

                                       TO

                        PRICING AND BOOKKEEPING AGREEMENT


         AGREEMENT dated as of August 15, 1997 between Liberty Variable Investment Trust, a Massachusetts business trust (formerly named "Keyport Variable Investment Trust") (the "Trust"), and Colonial Management Associations, Inc., a Massachusetts corporation ("Colonial").

         Reference is made to the Pricing and Bookkeeping Agreement dated as of June 7, 1993 between the Trust and Colonial, as amended by each of (i) Amendment No. One thereto dated May 2, 1994 and (ii) Amendment No. Two thereto dated May 1, 1995. The parties hereby agree that Appendix I to such agreement, as so amended, is hereby amended and restated in its entirety in the form of Schedule I to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           LIBERTY VARIABLE INVESTMENT TRUST


                                           By:
                                               --------------------------------
                                               Title:


                                           COLONIAL MANAGEMENT ASSOCIATES, INC.


                                           By:
                                               --------------------------------
                                               Title:

                                           Schedule I to Amendment No. Three to
                                           Pricing and Bookkeeping Agreement
                                           ---------------------------------



                               Form of Appendix I


                                                                      Appendix I
                                                                      ----------



Fund                                                                  Effective Date
----                                                                  --------------

Colonial Growth and Income Fund, Variable Series                      June 7, 1993

Stein Roe Global Utilities Fund, Variable Series                      June 7, 1993

Colonial International Fund For Growth, Variable Series               May 2, 1994

Colonial U.S. Stock Fund, Variable Series                             July 5, 1994

Colonial Strategic Income Fund, Variable Series                       July 5, 1994

Newport Tiger Fund, Variable Series                                   May 1, 1995

Liberty-All Star Fund, Variable Series                                November 15, 1997*

Each other Fund Created after August 14, 1997 (the date of            The date the shares of such
authorization of this Agreement by the Board of Trustees)             Fund shall have been registered
                                                                      for sale under the Securities Act
                                                                      of 1933 and the Investment Company
                                                                      Act of 1940



---------------------------
* Or such later date as the shares of such Fund shall have been registered for sale under the Securities Act of 1933 and the Investment Company Act of 1940.